EXHIBIT 3.1(a)

Microfilm Number 90341486
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Filed with the Department of State on        JUL 24 1990
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Entity Number 74263
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/s/ Christopher A. Lewis
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Secretary of the Commonwealth

       ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                      DSCB:15-1915 (Rev 89)

     In compliance with the requirements of 15 Pa.C.S. Section
1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is: Comcast Corporation
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2. The (a) address of this corporation's current registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

(a) 1414 South Penn Square, Philadelphia, PA 19102 Philadelphia
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      Number and Street        City     State  Zip   County

(b)
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     Name of Commercial Registered Office Provider     County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is:
            The Pennsylvania Business Corporation Law
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4. The original date of its incorporation is: March 5, 1969
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5. (Check, and if appropriate complete, one of the following):

 X   The amendment shall be effective upon filing these
---  Articles of Amendment in the Department of State.

---  The amendment shall be effective on: ------------------

DSCB:15-1915 (Rev 89)-2

6. (Check one of the following):

--- The amendment was adopted by the shareholders pursuant to 15 Pa.C.S. Section 1914(a) and (b).

 X   The amendment was adopted by the board of directors
---  pursuant to 15 Pa.C.S. Section 1914 (c).

7. (Check, and if appropriate complete, one of the following):


--- The amendment adopted by the corporation, set forth in full, is as follows:




 X   The amendment adopted by the corporation as set forth in
---  full in Exhibit A, attached hereto and made a part hereof.

8. (Check if the amendment restates the Articles):

 X   The restated Articles of Incorporation supersede the
---  original Articles and all amendments thereto.

          IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 24th day of July, 1990.



 COMCAST CORPORATION
 -----------------------------
 (Name of Corporation)

 BY: /s/ Stanley Wang
     -------------------------
    (Signature)

 TITLE: Senior Vice President
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
                            EXHIBIT A
 The Articles of Incorporation of the Corporation shall be amended and restated in their entirety so as to read as follows:

 1. The name of the Corporation is COMCAST CORPORATION.

 2. The location and post office address of its current registered office in this Commonwealth is 1414 South Penn
Square, Philadelphia, Pennsylvania 19102.

 3. The purpose or purposes for which the corporation is organized are:

 To have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation
Law.

 4. The term of its existence is perpetual.

 5. The aggregate number of shares which the corporation shall have authority to issue is:

 Two Hundred Million (200,000,000) shares of Class A Common Stock, par value $1.00 per share, Three Hundred Fifty Million (350,000,000) shares of Class A Special Common Stock, par value $1.00 per share, Fifty Million (50,000,000) shares of Class B Common Stock, par value $1.00 per share, and Twenty Million (20,000,000) shares of Preferred Stock, which the Board of Directors may issue, in one or more series, without par value, with full, limited, multiple, fractional or no voting rights, with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights as shall be fixed.

 The descriptions, preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class of Common Stock are as follows:

 (a) Each share of Class A Common Stock shall entitle the holder thereof to one (1) vote. Each share of Class B Common Stock shall entitle the holder thereof to fifteen (15) votes. Holders of shares of Class A Special Common Stock shall not be entitled to vote for the election of directors or any other matter except as may be required by applicable law or by paragraph (f) of this Article 5, in which case each share of Class A Special Common Stock shall entitle the holder thereof to one (1) vote.

 (b) The holders of Class A Common Stock, the holders of
Class A Special Common Stock and the holders of Class B Common Stock shall be entitled to receive, from time to time, when and as declared, in the discretion of the Board of Directors, such cash dividends as the Board of Directors may from time to time determine, out of such funds as are legally available therefor.


 (c) The holders of Class A Common Stock, the holders of
Class A Special Common Stock, and the holders of Class B Common Stock, shall be entitled to receive, from time to time, when and as declared, in the discretion of the Board of Directors, such stock dividends as the Board of Directors may determine, out of such funds as are legally available therefor. Stock dividends on, or stock splits of, any class of Common Stock shall not be paid or issued unless paid or issued on all classes of Common Stock, in which case they shall be paid or issued only in shares of that class; provided, however, that stock dividends on, or stock splits of, Class A Common Stock, Class A Special Common Stock or Class B Common Stock may be paid or issued in shares of either Class A Common Stock or Class A Special Common Stock. Any decrease in the number of shares of any class of Common Stock resulting from a combination or consolidation of shares or other capital reclassification shall not be permitted unless parallel action is taken with respect to each other class of Common Stock, so that the number of shares of each class of Common Stock outstanding shall be decreased proportionately.

 (d) Each share of Class B Common Stock shall be convertible at the option of the holder thereof into one share of Class A Common Stock or one share of Class A Special Common
Stock. Each share of Class B Common Stock shall be cancelled after it has been converted as provided herein.

 (e) Except as provided in paragraph (f) of this Article
Five, or where holders of Class A Special Common Stock are expressly required to vote under applicable law, only the holders of Class A Common Stock and holders of Class B Common Stock shall be entitled to vote and shall vote as a single class on all matters with respect to which a vote of the shareholders of this Corporation is required or permitted under applicable law, the Articles of Incorporation of this Corporation, or the By-Laws of this Corporation including, but not limited to, matters concerning the sale, lease or exchange of all or substantially all of the property and assets of this Corporation, mergers or consolidations with another corporation or corporations, dissolution of this Corporation, or amendments to the Articles of Incorporation of this Corporation. Except as provided in paragraph (f) of this Article Five, whenever applicable law, the Articles of Incorporation of this Corporation or the By-Laws of this Corporation provide for the necessity of an "affirmative vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon," or a "majority of the voting stock," or language of similar effect, any and all such language shall mean that the Class A Common Stock and the Class B Common Stock shall vote as one class and that a majority consists of a majority of the total number of votes entitled to be cast in accordance with the provisions of paragraph (a) of this Article Five, so that each share of Class A Common Stock shall entitle the holder thereof to one (1) vote and that each share of the Class B Common Stock shall entitle the holder thereof to fifteen (15) votes.

 (f) Each and any provision of the Articles of Incorporation of this Corporation may from time to time, when and as desired, be amended by a resolution of the Board of Directors and the affirmative vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, as determined in accordance with the provisions of paragraph (a) of this Article Five, so that each share of Class A Common Stock shall entitle the holder thereof to one (1) vote and each share of Class B Common Stock shall entitle the holder thereof to fifteen (15) votes. There shall be no class voting on any such amendment or on any other matter except with respect to certain amendments to the Articles of Incorporation regarding conversion rights of Class B Common Stock set forth in paragraph (d) of this Article Five or as shall be required by applicable law, in which such case there shall be required the affirmative vote of the holders of at least a majority of the outstanding shares of each of Class A Common Stock, Class A Special Common Stock and Class B Common Stock, voting as separate classes.

 (g) In the event that the right to subscribe to Class A
Common Stock or Class A Special Common Stock, or options or warrants to purchase Class A Common Stock or Class A Special Common Stock, are offered or granted to all holders of Class A Common Stock or Class A Special Stock, parallel action must be taken simultaneously with respect to the holders of Class B Common Stock so that if such rights, options or warrants are exercised in their entirety, the number of shares of Class A Common Stock and Class A Special Common Stock, in the aggregate, and the number of shares of Class B Common Stock will be increased in proportion to the number of shares issued and outstanding of Class A Common Stock and Class A Special Common Stock, in the aggregate, and the number of shares issued and outstanding of the Class B Common Stock. If there should be any corporate merger, consolidation, purchase or acquisition of property or stock, separation, reorganization, or liquidation, the Board of Directors shall take such action as may be necessary to enable the holders of the Class B Common Stock to receive upon any subsequent conversion of their stock into Class A Common Stock, in whole or in parts, in lieu of any shares of Class A Common Stock of this Corporation, the shares of stock, securities, or other assets as would be issuable or payable upon such corporate merger, consolidation, purchase, or acquisition of property or stock, separation, reorganization, or liquidation in respect of or in exchange for such share or shares of Class A Common Stock.

 (h) At all times the Board of Directors shall take such action to adjust the conversion privileges of the Class B Common Stock and the number of shares of Class B Common Stock to be outstanding after any particular transaction to prevent the dilution of the conversion rights of the holders of the Class B Common Stock and to prevent the dilution of voting rights of the holders of the Class B Common Stock.

 (i) In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the corporation, the holders of Class A Common Stock, the holders of Class A Special Common Stock and the holders of Class B Common Stock shall be entitled to receive the assets and funds of the corporation in proportion to the number of shares held by them, respectively, without regard to class.

 (j) Except as expressly set forth herein, the rights of the holders of Class A Common Stock, the rights of the holders of Class A Special Common Stock and the rights of the holders of Class B Common Stock shall be in all respects identical.

 (k) Neither the holders of the Class A Common Stock nor the holders of the Class B Common Stock shall have cumulative voting rights.

 6. Henceforth, these Articles supersede the original
Articles and all amendments filed thereto.

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